Exhibit 99.1

Sino Agro Food Commences Trading on OTCQX

January 19, 2016

GUANGZHOU, China-- Sino Agro Food, Inc. or the “Company” (OTCQX: SIAF and OSE: SIAF-ME).

The Company is pleased to announce that trading of its common shares commences at market open today, January 19, 2016 on the OTCQX® Best Market in the U.S. under its existing ticker symbol "SIAF.” SIAF upgraded to OTCQX from the OTCQB® Venture Market.

The OTCQX® Market is the top tier of the U.S. over-the-counter markets operated by OTC Markets Group. It is reserved for established investor-focused companies meeting high financial and governance standards, and sponsored by professional third party advisors. SIAF has qualified to trade on OTCQX U.S. Premier, for which eligibility standards are higher still. For comparison, as of December 31, 2015, there are 942 companies traded on the OTCQB market and 98 companies traded on OTCQX U.S. Premier, of which only 17 are non-bank companies.

With OTCQX admission, OTC Market Group’s Blue Sky Monitoring Service provides SIAF a customized daily audit of the Company’s compliance status in all 50 states. Blue Sky compliance is mandatory for broker-dealers and registered investment advisors to solicit or recommend a security to investors.

The Company’s CEO Solomon Lee commented, “I am very pleased to have our Company’s securities traded on the OTCQX U.S. Premier Market tier. Along with our recent admission to the Oslo Bors’ Merkur Market, trading on OTCQX will improve the Company’s ability to attract institutional investors from the U.S. and Europe. By meeting the stricter standards in each aspect of qualification for both venues, the Company creates greater exposure to the investment communities on both sides of the Atlantic, offering improved accessibility and liquidity. We are proud of our story, delivering solid and growing financial returns providing natural, sustainable protein foods in China.”

U.S. investors can find current financial disclosure and Real-Time Level 2 quotes for SIAF on www.otcmarkets.com.

About Sino Agro Food, Inc.

Sino Agro Food develops and operates protein food production facilities in the People’s Republic of China. The Company produces, distributes, markets, and sells sustainable seafood and beef to the rapidly growing middle class in China. Activities also include production of organic fertilizer and produce. The Company is a global leader in developing land based recirculating aquaculture systems (“RAS”), and with its partners is the world’s largest producer of sustainable RAS prawns.

Founded in 2006 and headquartered in Guangzhou, the Company had over 550 employees and revenue of $404M in 2014. Operations are located in the provinces of Guangdong, Qinghai, Hunan, and Shanghai.

News and information are published on the Company website (www.sinoagrofood.com), the Company’s Facebook page (www.facebook.com/SinoAgroFoodInc), and on Twitter @SinoAgroFood.

Forward Looking Statements

This release may contain forward-looking statements relating to the business of SIAF and its subsidiary companies. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There is no assurance that future developments affecting SIAF will be those anticipated by SIAF. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

Contacts

Peter Grossman	Erik Ahl
Investor Relations	Nordic Countries
+1 (775) 901-0344	+46 (0) 760 495 885
info@sinoagrofood.com	erik.ahl@sinoagrofood.com